As filed with the Securities and Exchange Commission on July 7, 2026
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	20-3842867
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1818 Cornwall Avenue
Vancouver, British Columbia
Canada V6J 1C7
(Address of principal executive offices)

lululemon athletica inc. 2023 Equity Incentive Plan
(Full title of the plan)

Meghan Frank
Interim Co-Chief Executive Officer and
Chief Financial Officer
lululemon athletica inc.
1818 Cornwall Avenue
Vancouver, British Columbia
Canada V6J 1C7
(604) 732-6124
(Name, address and telephone number, including area code, of agent for service)

With a copy to:
Michael Hutchings
Holland & Knight LLP
701 Fifth Avenue, Suite 4700
Seattle, Washington 98104
(206) 505-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is being filed pursuant to General Instruction E to Form S-8 and relates to the registration of an additional 6,300,000 shares of common stock of lululemon athletica inc. (the “Company”) that may be issued pursuant to the lululemon athletica inc. 2023 Equity Incentive Plan, as amended effective June 25, 2026.

The contents of the Company’s Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on June 13, 2023 (Reg. No. 333-272619), including all exhibits filed therewith or incorporated therein by reference, is incorporated herein by reference and made a part hereof, except as the same may be modified by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Except to the extent that information is deemed furnished and not filed under securities laws and regulations, the Company hereby incorporates by reference in this Registration Statement the following documents:

(a)    The Company’s Annual Report on Form 10-K filed for the fiscal year ended February 1, 2026, filed with the Commission on March 17, 2026 (the “Annual Report”);

(b)    The Company’s Quarterly Report on Form 10-Q filed for the quarterly period ended May 3, 2026, filed with the Commission on June 4, 2026;

(c)    The Company’s Current Reports on Form 8-K filed with the Commission on March 17, 2026, April 22, 2026, April 28, 2026, May 27, 2026, and June 26, 2026;

(d)    All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report; and

(e)    The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A, filed with the Commission on July 19, 2007, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed for the fiscal year ended February 2, 2020.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of those documents; except that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission will not be deemed incorporated by reference into this Registration Statement.

Item 8. Exhibits.

EXHIBIT INDEX

Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
4.1	Restated Certificate of Incorporation of lululemon athletica inc.		10-K	3.1	001-33608	03/21/2024

4.2	Bylaws of lululemon athletica inc.		10-K	3.5	001-33608	03/28/2023

5.1	Opinion of Holland & Knight LLP	X

10.1	lululemon athletica inc. 2023 Equity Incentive Plan		10-K	10.1	001-33608	03/21/2024

10.2	First Amendment to the lululemon athletica inc. 2023 Equity Incentive Plan	X

23.1	Consent of PricewaterhouseCoopers LLP	X

23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1)	X

24.1	Power of Attorney (included on signature page)	X

107	Filing Fee Table	X

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada, on July 7, 2026.

LULULEMON ATHLETICA INC.

By:	/s/ MEGHAN FRANK
Meghan Frank
Interim Co-Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY
The officers and directors of lululemon athletica inc. whose signatures appear below constitute and appoint Meghan Frank and Shannon Higginson, each of them acting individually, as their true and lawful attorney and agent, with the full power of substitution, with power to act alone, to sign and execute on behalf of the undersigned this Registration Statement on Form S-8, and any amendment or amendments hereto, and each of the undersigned hereby ratifies and confirms all that the attorney and agent, or that person’s substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Capacity in Which Signed	Date

/s/ MEGHAN FRANK	Interim Co-Chief Executive Officer and Chief Financial Officer	July 7, 2026
Meghan Frank	(principal executive, financial and accounting officer)

/s/ MARTHA A.M. MORFITT	Director, Executive Chair of the Board	July 7, 2026
Martha A.M. Morfitt

/s/ CHARLES (CHIP) BERGH	Director	July 7, 2026
Charles (Chip) Bergh

/s/ ESI EGGLESTON BRACEY	Director	July 7, 2026
Esi Eggleston Bracey

/s/ LAURA GENTILE	Director	July 7, 2026
Laura Gentile

/s/ KATHRYN HENRY	Director	July 7, 2026
Kathryn Henry

/s/ TERI LIST	Director	July 7, 2026
Teri List

/s/ ALISON LOEHNIS	Director	July 7, 2026
Alison Loehnis

/s/ ISABEL MAHE	Director	July 7, 2026
Isabel Mahe

/s/ MARC MAURER	Director	July 7, 2026
Marc Maurer

/s/ JON MCNEILL	Director	July 7, 2026
Jon McNeill

/s/ EMILY WHITE	Director	July 7, 2026
Emily White